News Release

Virtus Equity & Convertible Income Fund

Section 19(a) Notice

HARTFORD, CT, September 29, 2025 – Virtus Equity & Convertible Income Fund (NYSE: NIE) declared a distribution of $0.50 per share to shareholders of record at the close of business on September 12, 2025 (ex-date September 12, 2025).

The following table sets forth, as of the date of this notice, the estimated amounts of the most current distribution and the cumulative distributions paid this fiscal year to date from the following sources. All amounts are expressed based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	September 2025 (QTD)		Fiscal Year-to-Date (YTD) (1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.023	4.6%	$0.093	6.2%
Net Realized Short-Term Capital Gains	0.205	41.0%	0.339	22.6%
Net Realized Long-Term Capital Gains	0.272	54.4%	1.068	71.2%
Return of Capital (or other Capital Source)	0.000	0.0%	0.000	0.0%

Total Distribution	$0.500	100.0%	$1.500	100.0%

(1)	Fiscal year started February 1, 2025.

Information regarding the Fund’s performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund’s NAV and not the market price of the Fund’s shares. Performance figures are not meant to represent individual shareholder performance.

August 29, 2025
Average Annual Total Return on NAV for the 5-year period (2)	9.19%
Annualized Current Distribution Rate (3)	7.36%
Fiscal YTD Cumulative Total Return on NAV (4)	6.69%
Fiscal YTD Cumulative Distribution Rate (5)	5.52%

(2)	Average Annual Total Return on NAV is the annual compound return for the five-year period. It reflects the change in the Fund’s NAV and reinvestment of all distributions.
(3)	Annualized Current Distribution Rate is the current distribution rate annualized as a percentage of the Fund’s NAV at month end.
(4)

Fiscal YTD Cumulative Total Return on NAV is the percentage change in the Fund’s NAV from the first day of the fiscal year to this month end, including distributions paid and assuming reinvestment of those distributions.

(5)

Fiscal YTD Cumulative Distribution Rate is the dollar value of distributions expected to be paid from the first day of the fiscal year through the next calendar quarter end as a percentage of the Fund’s NAV at month end.

Virtus Equity & Convertible Income Fund - 2

Under the terms of its Managed Distribution Plan, the Fund will seek to maintain a consistent distribution level that may be paid in part, or in full, from net investment income and realized capital gains, or a combination thereof. Shareholders should note, however, that if the Fund’s aggregate net investment income and net realized capital gains are less than the amount of the distribution level, the difference will be distributed from the Fund’s assets and will constitute a return of the shareholder’s capital. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The amounts and sources of distributions reported in this notice are estimates only and are not being provided for tax reporting purposes. The actual amounts and sources of the distributions for tax purposes will depend on the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you what distributions to report for federal income tax purposes.

For more information on Virtus Equity & Convertible Income Fund, contact shareholder services at (866) 270-7788, by email at closedendfunds@virtus.com, or through the Closed-End Funds section of virtus.com.

CUSIP: 92841M101

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Virtus Equity & Convertible Income Fund

Section 19(a) Notice

HARTFORD, CT, December 30, 2025 – Virtus Equity & Convertible Income Fund (NYSE: NIE) declared a distribution of $0.50 per share to shareholders of record at the close of business on December 11, 2025 (ex-date December 11, 2025).

The following table sets forth, as of the date of this notice, the estimated amounts of the most current distribution and the cumulative distributions paid this fiscal year to date from the following sources. All amounts are expressed based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	December 2025 (QTD)		Fiscal Year-to-Date (YTD) (1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.030	6.0%	$0.123	6.2%
Net Realized Short-Term Capital Gains	0.470	94.0%	1.150	57.5%
Net Realized Long-Term Capital Gains	0.000	0.0%	0.727	36.3%
Return of Capital (or other Capital Source)	0.000	0.0%	0.000	0.0%

Total Distribution	$0.500	100.0%	$2.000	100.0%

(1)	Fiscal year started February 1, 2025.

Information regarding the Fund’s performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund’s NAV and not the market price of the Fund’s shares. Performance figures are not meant to represent individual shareholder performance.

November 28, 2025
Average Annual Total Return on NAV for the 5-year period (2)	9.51%
Annualized Current Distribution Rate (3)	7.00%
Fiscal YTD Cumulative Total Return on NAV (4)	14.28%
Fiscal YTD Cumulative Distribution Rate (5)	7.00%

(2)	Average Annual Total Return on NAV is the annual compound return for the five-year period. It reflects the change in the Fund’s NAV and reinvestment of all distributions.
(3)	Annualized Current Distribution Rate is the current distribution rate annualized as a percentage of the Fund’s NAV at month end.
(4)

Fiscal YTD Cumulative Total Return on NAV is the percentage change in the Fund’s NAV from the first day of the fiscal year to this month end, including distributions paid and assuming reinvestment of those distributions.

(5)

Fiscal YTD Cumulative Distribution Rate is the dollar value of distributions expected to be paid from the first day of the fiscal year through the next calendar quarter end as a percentage of the Fund’s NAV at month end.

Virtus Equity & Convertible Income Fund - 2

Under the terms of its Managed Distribution Plan, the Fund will seek to maintain a consistent distribution level that may be paid in part, or in full, from net investment income and realized capital gains, or a combination thereof. Shareholders should note, however, that if the Fund’s aggregate net investment income and net realized capital gains are less than the amount of the distribution level, the difference will be distributed from the Fund’s assets and will constitute a return of the shareholder’s capital. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The amounts and sources of distributions reported in this notice are estimates only and are not being provided for tax reporting purposes. The actual amounts and sources of the distributions for tax purposes will depend on the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you what distributions to report for federal income tax purposes.

For more information on Virtus Equity & Convertible Income Fund, contact shareholder services at (866) 270-7788, by email at closedendfunds@virtus.com, or through the Closed-End Funds section of virtus.com.

CUSIP: 92841M101

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Virtus Equity & Convertible Income Fund

Section 19(a) Notice

HARTFORD, CT, January 9, 2026 – Virtus Equity & Convertible Income Fund (NYSE: NIE) declared a special year-end distribution of $0.526 per share to shareholders of record at the close of business on December 29, 2025 (ex-date December 29, 2025).

The following table sets forth, as of the date of this notice, the estimated amounts of the most current distribution and the cumulative distributions paid this fiscal year to date from the following sources. All amounts are expressed based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	Special Year-End Distribution Sources		Fiscal Year-to-Date (YTD) (1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.000	0.0%	$0.123	4.9%
Net Realized Short-Term Capital Gains	0.000	0.0%	1.150	45.5%
Net Realized Long-Term Capital Gains	0.526	100.0%	1.253	49.6%
Return of Capital (or other Capital Source)	0.000	0.0%	0.000	0.0%

Total Distribution	$0.526	100.0%	$2.526	100.0%

(1)	Fiscal year started February 1, 2025.

Information regarding the Fund’s performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund’s NAV and not the market price of the Fund’s shares. Performance figures are not meant to represent individual shareholder performance.

November 28, 2025
Average Annual Total Return on NAV for the 5-year period (2)	9.51%
Annualized Current Distribution Rate (3)	7.00%
Fiscal YTD Cumulative Total Return on NAV (4)	14.28%
Fiscal YTD Cumulative Distribution Rate (5)	8.84%

(2)	Average Annual Total Return on NAV is the annual compound return for the five-year period. It reflects the change in the Fund’s NAV and reinvestment of all distributions.
(3)	Annualized Current Distribution Rate is the current distribution rate ($0.50 per share) annualized as a percentage of the Fund’s NAV at month end.
(4)

Fiscal YTD Cumulative Total Return on NAV is the percentage change in the Fund’s NAV from the first day of the fiscal year to this month end, including distributions paid and assuming reinvestment of those distributions.

(5)

Fiscal YTD Cumulative Distribution Rate is the dollar value of distributions expected to be paid from the first day of the fiscal year through the next calendar quarter end (inclusive of the special year-end distribution) as a percentage of the Fund’s NAV at month end. The Fiscal YTD Cumulative Distribution Rate would be 7.00% if the special year-end distribution of $0.526 per share was excluded.

Virtus Equity & Convertible Income Fund - 2

Under the terms of its Managed Distribution Plan, the Fund will seek to maintain a consistent distribution level that may be paid in part, or in full, from net investment income and realized capital gains, or a combination thereof. Shareholders should note, however, that if the Fund’s aggregate net investment income and net realized capital gains are less than the amount of the distribution level, the difference will be distributed from the Fund’s assets and will constitute a return of the shareholder’s capital. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The amounts and sources of distributions reported in this notice are estimates only and are not being provided for tax reporting purposes. The actual amounts and sources of the distributions for tax purposes will depend on the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you what distributions to report for federal income tax purposes.

For more information on Virtus Equity & Convertible Income Fund, contact shareholder services at (866) 270-7788, by email at closedendfunds@virtus.com, or through the Closed-End Funds section of virtus.com.

CUSIP: 92841M101

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